PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JIANGXI GUIXI YI XIN COPPER HOLDING, INC.

AS OF MARCH 31, 2008

The following unaudited pro forma condensed consolidated financial statements combine the historical balance sheet of LYH Acquisition Corporation (“LYH”), incorporated in the British Virgin Islands, with the historical balance sheet of AFH Holding I, Inc. (“AFH Holding”), at March 31, 2008, and their respective income statements for the period ended March 31, 2008.

We provide the following information to aid you in your analysis of the financial aspects of the reverse merger, referred to elsewhere in this 8 K Report as the Merger.  We derived this information for LYH from its unaudited financial statements for the period ended March 31, 2008.  We derived this information for AFH Holding from its unaudited financial statements for the period ended March 31, 2008.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the separate historical financial statements of LYH, appearing elsewhere herein, and the historical financial statements of AFH Holding, as filed and included in our current Form 10-Q for the period ended March 31, 2008.

The fiscal year end of LYH and AFH Holding is December 31.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only.  The companies may have performed differently had they always been combined.  You should not rely on the pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future result that the combined company will experience after the Merger.

JIANGXI GUIXI YI XIN COPPER HOLDING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2008 (in usd)
	LYH	AFH Holding	Pro Forma Adjustments		Pro Forma Consolidated
	(a)	(b)	(c)		Balance
ASSETS
Current Assets
Cash and Cash Equivalents	$83,706				$83,706
Accounts Receivable-Net	4,748,400				4,748,400
Accounts Receivable-Related Parties	765,103				765,103
Inventory	16,645,550				16,645,550
Prepayments	201,147				201,147
Prepaid Expense	76,639		(76,639)	C	-
Subsidy Receivable	422,274				422,274
Income Tax Rebate Receivable	26,263				26,263
Other Receivables	976,054				976,054
Due from Related Parties	965,067				965,067

Total Current Assets	24,910,203				24,833,564

Property, Plant and Equipment – Net	1,039,784				1,039,784
Land Use Right – Net	65,171				65,171
Construction in Progress	308,205				308,205

Total Assets	$26,323,363				$26,246,724

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Short-term Loan	$2,848,110				$2,848,110
Accounts Payable	5,462				5,462
Accounts Payable-Related Parties	10,709,795				10,709,795
Advances from Customers	5,685,265				5,685,265
Tax Payable (Credit)	(416,040)				(416,040)
Due to Related Parties	879,847		145,000	D	1,024,847
Other Payables and other current liabilities	98,152				98,152

Total Current Liabilities	19,810,591				19,955,591

Stockholders’ Equity
Common Stock		5,000	16,400		21,500
	100			A
Additional Paid-In-Capital	5,649,179	4,771	(16,400)	A	5,637,550
Treasury Stock		(2,500)			(2,500)
Retained Earnings (Accumulated Deficit)	703,940	(7,271)	(221,639)	B	475,030

Accumulated Other Comprehensive Income	159,553				159,553

Total Stockholders’ Equity	6,512,772	-			6,291,133

Total Liabilities and Stockholders’ Equity	$26,323,363	-			$26,246,724

JIANGXI GUIXI YI XIN COPPER HOLDING, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
THREE-MONTH ENDED MARCH 31, 2008 (in usd)

	LYH	AFH Holding	Pro Forma Adjustments	Pro Forma Consolidated
	(a)	(b)	(c)	Balance

Sales	26,378,431			26,378,431
Cost of Sales	(25,602,837)			(25,602,837)
Government Subsidies	485,968			485,968
Sales Tax and Surtax	(49,660)			(49,660)

Gross Profit	1,211,902			1,211,902

Operating Expenses
General and Administrative Expenses	411,004			411,004
Financial Expenses	58,033			58,033

Total Operating Expenses	469,036			469,036

Operating Income (Loss)	742,866			742,866
Service Fees For Reverse Merger			221,639	221,639

Net Income (Loss) Before Provision for Income Taxes	742,866			521,227

Provision for Income Taxes	(38,552)			(38,552)

Net Income (Loss) Attributable To Shareholders	704,314		221,639	482,675

Net Income (Loss) Per Share		$-		0

Shares Outstanding		4,601,140		20,000,000	E

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Revised with $3 per share)

Note 1-Reverse Merger

In Consideration for 18,500,000 shares of AFH Holding, representing 90% of AFH Holding’s total outstanding shares after giving effect to the Merger, AFH Holding acquired-through a Share Exchange Agreement, dated  XXXX      - all of the issued and outstanding share capital of LYH Acquisition Corporation, incorporated in the British Virgin Island, (“BVI”),

Note 2-Pro forma adjustments

Balance Sheet- as of March 31, 2008

a)	Derived from the balance sheet of LYH as of March 31, 2008
b)	Derived from the balance sheet of AFH Holding as of March 31, 2008
c)	Adjustments relating to the share exchange agreement and the acquisition of LYH by AFH Holding, including:

A.	To adjust for the exchange of LYH shares for 18.5 million newly issued shares of common stock, par value US$0.001 per share.
B.
To accrue the fees to AFH Holding Advisory, LLC for the reverse merger.  The total fees are $221,639 and calculated as follows: $176,639 service fees including $76,639 prepaid expense plus estimated reimbursable attorney fees of $45,000 in connection with the reverse merger.

C.	To record service fee expense of $76,639.
D.	The sum of adjustment for reverse merger related fees including $100,000 service fees and $45,000 legal fees
E.
After the reverse merger, the Company has 21,500,000 shares of common stock issued ($ 0.001 Par value), including 20,500,000 shares outstanding and  1,000,000 shares treasury stock ($2,500 cost).  20,500,000 outstanding  shares are allocated as follows:

1.	18,000,000 shares issued to former owner of LYH
2.	2,000,000 shares retained by former owner of AFH Holding
3.	500,000 restricted shares issued to the two executives respectively.

Statement of Income- For the period ended March 31, 2008

a)	Derived from the statement of income of LYH for the period ended March 31, 2008
b)	Derived from the statement of Income of AFH Holding for the period ended March 31, 2008

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